Exhibit 10.21

FORM OF
ALTRA INDUSTRIAL MOTION CORP.
2014 OMNIBUS INCENTIVE PLAN
RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”) is made as of «Date_of_Grant» (the “Date of Grant”), by and between Altra Industrial Motion Corp., a Delaware corporation (the “Company”), and «First_Name» «Last_Name» (the “Participant”). This Agreement is subject to all of the terms and conditions as set forth herein and in the Company’s 2014 Omnibus Incentive Plan (the “Plan”), which is incorporated herein by reference.

The parties agree as follows:

1.    Definitions. Each of the following terms used herein shall have the following meanings:

“Board” means the board of directors of the Company.

“Subsidiary” means any and all corporations, partnerships, limited liability companies and other entities with respect to which the Company directly or indirectly owns more than 50% of (i) the securities having the power to elect members of the board of directors or similar body governing the affairs of such entity or (ii) the equity interests of such entity.

“Transfer” means, with respect to any Shares, any direct or indirect, voluntary or involuntary, offer to sell, transfer, sale, assignment, pledge, hypothecation, short sales, loan, grant of an option to purchase or other disposition of any of the Shares, or the entering of any contract or agreement to do any of the foregoing.

“Unvested Shares” means any of the Shares which, from time to time, have not yet vested as set forth in Section 3 hereof.

Any capitalized term not herein defined shall have the meaning as set forth in the Plan.

2.    Issuance of Stock.

(a)    Subject to the terms and conditions of this Agreement and the Plan, the Company hereby agrees to issue to the Participant «RSA_Number_of_Shares_Written» («RSA_Number_of_Shares») shares of the Company’s common stock par value $0.001 (the “Shares”) for good and valuable consideration which the Company has determined to exceed the par value of the Company’s common stock.

(b)    The issuance of the Shares under this Agreement shall occur at the principal office of the Company simultaneously with the execution of this Agreement by the Company and the Participant or on such other date as the Company and the Participant shall agree. Subject to the provisions of Section 4 below, on the Date of Grant, the Company will deliver to the Participant a certificate representing the Shares to be issued to the Participant (which shall be issued in the Participant’s name).

3.    Vesting; Acceleration of Vesting; Forfeiture.

(a)    Shares shall vest, provided that the Participant continues to be an employee, director or consultant of the Company or a Subsidiary, according to the following schedule:

Vesting Date                Number of Shares

«RSA_Vesting_Date_1»            «RSA_Shares_Date_1»
«RSA_Vesting_Date_2»            «RSA_Shares_Date_2»
«RSA_Vesting_Date_3»            «RSA_Shares_Date_3»
«RSA_Vesting_Date_4»            «RSA_Shares_Date_4»

(b)    Notwithstanding anything contrary in this Agreement and notwithstanding the terms of the Participant’s employment agreement, if any, upon the occurrence of any of the following events, the Participant's Shares shall become fully vested:
(i)the termination of the Participant’s service as an employee, director or consultant with the Company or a Subsidiary by reason of the Participant’s authorized retirement, death or disability (within the meaning of Section 409A of the Code); or
(i)    following a Change in Control and provided that the Participant executes a non-revocable written release in the form provided by the Company or its successors.
(c)    Except as provided in Section 3(b), any Unvested Shares outstanding on the date when the Participant ceases to perform services for the Company or a Subsidiary shall automatically be forfeited as of such date.
(d)    Notwithstanding anything to the contrary in this Agreement, no Unvested Shares or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect.

4.    Escrow of Shares.

(a)    The Participant hereby authorizes and directs the secretary of the Company, or such other person designated by the Board, to transfer any Unvested Shares which have been forfeited by the Participant to the Company.

(b)    To insure the availability for delivery of the Participant’s Unvested Shares in the event of forfeiture of such Shares by the Participant pursuant to Section 3, the Participant hereby appoints the secretary, or any other person designated by the Board as escrow agent, as its attorney-in-fact to assign and transfer unto the Company, any Unvested Shares forfeited by the Participant pursuant to Section 3 and shall, upon execution of this Agreement, deliver and deposit with the secretary of the Company, or such other person designated by the Board, the share certificate or certificates representing the Unvested Shares, together with the stock assignment duly endorsed in blank, attached hereto as Exhibit A. The Unvested Shares and stock assignment shall be held by the secretary in escrow, pursuant to the Joint Escrow Instructions of the Company and the Participant attached as Exhibit B hereto, until (i) the Shares are forfeited by the Participant as provided in Section 3, (ii) such Unvested Shares vest or (iii) until such time as this Agreement no longer is in effect. Upon vesting of the Unvested Shares, the escrow agent shall deliver to the Participant the certificate or certificates representing such Shares in the escrow agent’s possession belonging to the Participant in accordance with the terms of the Joint Escrow Instructions and the escrow agent shall be discharged of all further obligations hereunder; provided, however, that the escrow agent shall nevertheless retain such certificate or certificates as escrow agent if so required pursuant to other restrictions imposed pursuant to this Agreement.

(c)    The Company, or its designee, shall not be liable for any act it may do or omit to do with respect to holding the Shares in escrow and while acting in good faith.

5.    Restrictions on Transfer. The Participant may only Transfer the Unvested Shares granted hereunder in accordance with the terms of the Plan.

6.    Stock Certificate Legends. Except to the extent the Shares vest immediately on the Date of Grant pursuant to Section 3(b) herein, the share certificate(s) evidencing the Shares issued hereunder shall be endorsed with the following legends and any other legend required by any applicable state securities laws:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO FORFEITURE IN FAVOR OF THE COMPANY AND MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A RESTRICTED STOCK AWARD AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.”

7.    Adjustment for Stock Split. All references to the number of Shares in this Agreement shall be appropriately adjusted to reflect any stock split, reverse stock split or stock dividend or other similar change in the Shares which may be made by the Company after the date of this Agreement.

8.    Tax Issues.

(a)    Section 83(b) Election. The Participant may make an election under Section 83(b) of the Code with respect to this award. Section 83 of the Code provides that generally the Participant is not subject to federal income tax until Shares are released from the Forfeiture Restriction. If the Participant makes a Section 83(b) election, the Participant would recognize income as of the date of the award in the amount of the excess of the Fair Market Value of the award (determined as of the date of the award) over the Purchase Price. A Section 83(b) election must be filed with the Internal Revenue Service within thirty (30) days after the Date of Grant. The form for making a Section 83(b) election is attached as Exhibit C. The Participant acknowledges that it is the Participant’s sole responsibility to timely file the Section 83(b) election and that failure to file a Section 83(b) election within the applicable thirty (30) day period will cause the Participant to be taxed when the shares are released from the Forfeiture Restriction.
(b)    If the Recipient does not file a Section 83(b) election after the grant of the Shares, at such time as the shares of Restricted Stock are released from the Forfeiture Restriction, the Recipient (or his/her personal representative) shall deliver to the Company, within ten (10) days after the occurrence of such release (or in the event of death, within ten (10) days of the appointment of the personal representative), either a check payable to the Company in the amount of all withholding tax obligations (whether federal, state, local or foreign income or social insurance tax), imposed on the Recipient and the Company by reason of the release of the Forfeiture Restriction, or a withholding election form to be provided by the Company upon request by the Recipient (or personal representative).
(c)    In the event the Recipient or his personal representative elects to satisfy the withholding obligation by executing the withholding election form, the Recipient’s actual number of vested shares of Restricted Stock shall be reduced by the smallest number of whole shares which, when multiplied by the Fair Market Value of a Share on the date that the Forfeiture Restriction is released, is sufficient to satisfy the amount of the withholding tax obligations imposed on the Company by reason of the Recipient being recorded as the stockholder of record of such Shares. In the event that the Recipient fails to tender either the required certified check or withholding election, the Recipient shall be deemed to have elected and executed the withholding election form.
9.    Non-Compete; Non-Solicitation.
(a)     In consideration of the Shares, the Participant agrees and covenants not to:
(i)    Contribute his or her knowledge, directly or indirectly, in whole or in part, as an employee, officer, owner, manager, advisor, consultant, agent, partner, director, shareholder, volunteer, intern or in any other similar capacity to an entity engaged in the same or similar business as the Company and its Related Entities, as such business may be expanded from time to time, for a period of 2 years following the Participant's termination of employment, provided that nothing in this Section 9 shall prohibit the ownership of less than five percent (5%) of the stock of a publicly-held corporation whose stock is traded on a national securities exchange or listed with the Nasdaq Stock Market;
(ii)     Directly or indirectly, solicit, hire, recruit, attempt to hire or recruit, or induce the termination of employment of any employee of the Company or its Related Entities for 2 years following the Participant's termination of employment; or
(iii)     Directly or indirectly, solicit, contact (including, but not limited to, e-mail, regular mail, express mail, telephone, fax, and instant message), attempt to contact or meet with the current, former, or prospective customers of the Company or any of its Related Entities for purposes of offering or accepting goods or services similar to or competitive with those offered by the Company or any of its Related Entities for a period of 2 years following the Participant's termination of employment.
(b)     If the Participant breaches any of the covenants set forth in Section 9(a):
(i)     All Unvested Shares shall be immediately forfeited; and
(ii)    the Participant hereby consents and agrees that the Company shall be entitled to seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages or other available forms of relief.
(c)    If the Participant has agreed to a non-compete and/or a non-solicitation provision in any other contract or agreement with the Company, then the Company may choose to enforce any other non-compete and/or non-solicitation provision to which the Participant is bound to the extent such provision provides greater restrictions than those provided in Sections 9(a) and 9(b) herein.

10.    General Provisions.

(a)    This Agreement shall be governed by the laws of the State of Delaware. This Agreement represents the entire agreement between the parties with respect to the issuance of the Shares to the Participant and may only be modified or amended in a writing signed by Participant and the Company.

(b)    This Agreement and the Plan constitute the entire agreement between the Company and the Participant concerning the subject matter hereof. Any previous agreement between the Company and the Participant concerning the subject matter hereof is hereby terminated and superseded by this Agreement. This Agreement may not be assigned by the Participant except as required in connection with a permitted transfer thereunder. Subject to the foregoing, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto. Any attempted transfer of this Agreement not in compliance with the terms hereof shall be null and void.

(c)    Either party’s failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

(d)    THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE LAPSING OF THE FORFEITURE RESTRICTION PURSUANT TO SECTION 3 HEREOF IS EARNED ONLY BY CONTINUING SERVICE TO THE COMPANY (OR A SUBSIDIARY) AS AN “AT WILL” EMPLOYEE, CONSULTANT OR DIRECTOR OF THE COMPANY (OR A SUBSIDIARY) AND NOT THROUGH THE ACT OF BEING HIRED OR ACQUIRING SHARES HEREUNDER. THE PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE FORFEITURE RESTRICTION SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE OR CONSULTANT FOR SUCH PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH THE COMPANY’S RIGHT TO TERMINATE THE PARTICIPANT’S EMPLOYMENT OR SERVICE TO THE COMPANY AT ANY TIME, WITH OR WITHOUT CAUSE.

(e)    Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally or sent by facsimile transmission, overnight air courier, or first class certified or registered mail, postage prepaid, and addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may designate by five (5) days’ advance written notice to the other parties hereto. All notices and communications shall be deemed to have been received unless otherwise set forth herein: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of facsimile transmission, on the date on which the sender receives electronic confirmation that such notice was received by the addressee; (iii) in the case of overnight air courier, on the second business day following the day sent, with receipt confirmed by the courier; and (iv) in the case of mailing by first class certified or registered mail, postage prepaid, return receipt requested, on the fifth business day following such mailing.

(f)    If any term or provision of this Agreement or the application thereof to any person, property or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons, property or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

(g)    The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Shares, to any and all shares of capital stock or other securities of the Company or a subsidiary which may be issued in respect of, in exchange for, in substitution of the Shares, and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.

(h)    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(i)    The headings of the sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement. The language used in this

Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction will be applied against any party.

(j)    This Agreement will not confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns.

(k)    By his or her signature below, the Participant agrees to be bound by the terms and conditions of the Plan. The Participant has reviewed the Plan in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement and the Plan. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the administrator of the Plan upon any questions arising under the Plan or this Agreement.

(l)    With respect to all Shares, including Unvested Shares, the Participant shall be entitled to receive payment on the applicable payment date of all Dividends declared by the Company.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first set forth above.

ALTRA INDUSTRIAL MOTION CORP.:	PARTICIPANT:

By:
Name: Carl R. Christenson Title: Chief Executive Officer	«First_Name» «Last_Name»

Address:	Address:
Altra Industrial Motion Corp. 300 Granite Street, Suite 201 Braintree, MA 02184 Attention: Carl R. Christenson Fax No.: (781) 843-0615	«Street_Address» «City», «State» «Zip»

CONSENT OF SPOUSE

I, ____________________, spouse of «First_Name» «Last_Name», read and approve the foregoing Agreement. In consideration of issuing to my spouse the shares of the common stock of Altra Industrial Motion Corp. set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated: _______________
Signature of Spouse

EXHIBIT A
STOCK ASSIGNMENT

FOR VALUE RECEIVED, «First_Name» «Last_Name» hereby sells, assigns and transfers unto ALTRA INDUSTRIAL MOTION CORP., a Delaware corporation, _____________________ shares of the Common Stock of ALTRA INDUSTRIAL MOTION CORP., a Delaware corporation, standing in its name of the books of said corporation represented by Certificate No. _____ herewith and do hereby irrevocably constitute and appoint ___________________ to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

This Stock Assignment may be used only in accordance with the Restricted Stock Award Agreement between ALTRA INDUSTRIAL MOTION CORP. and «First_Name» «Last_Name» dated «Date_of_Grant».

Dated: _______________

«First_Name» «Last_Name»

INSTRUCTIONS: Please do not fill in the blanks other than the signature line. The purpose of this assignment is to enable the Company to enforce the Forfeiture Restriction as set forth in the Agreement, without requiring additional signatures on the part of the Participant.

EXHIBIT B
JOINT ESCROW INSTRUCTIONS

«Date_of_Grant»

Altra Industrial Motion Corp.
300 Granite Street, Suite 201
Braintree, MA 02184
Attention: Corporate Secretary
Fax No.: (781) 843-0615
Ladies and Gentlemen:

As escrow agent (the “Escrow Agent”) for both Altra Industrial Motion Corp., a Delaware corporation (the “Company”), and the undersigned recipient of stock of the Company (the “Participant”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Restricted Stock Award Agreement (“Agreement”) between the Company and the undersigned (the “Escrow”), in accordance with the following instructions:

1.    In the event of forfeiture by the Participant of any of the shares owned by the Participant pursuant to the Forfeiture Restriction set forth in the Agreement, the Company and/or any assignee of the Company (referred to collectively for convenience herein as the “Company”) shall give to the Participant and you a written notice specifying the number of shares of stock forfeited and the date of forfeiture. The Participant and the Company hereby irrevocably authorize and direct you to effect the forfeiture contemplated by such notice in accordance with the terms of said notice.

2.    As of the date of forfeiture indicated in such notice, you are directed (a) to date the stock assignments necessary for the forfeiture and transfer in question, (b) to fill in the number of shares being forfeited and transferred, and (c) to deliver the same, together with the certificate evidencing the shares of stock to be forfeited and transferred, to the Company or its assignee.

3.    The Participant irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as defined in the Agreement. The Participant does hereby irrevocably constitute and appoint you as the Participant’s attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated, including but not limited to the filing with any applicable state blue sky authority of any required applications for consent to, or notice of transfer of, the securities. Subject to the provisions of this paragraph 3, the Participant shall exercise all rights and privileges of a stockholder of the Company while the stock is held by you.

4.    Within one hundred twenty (120) days after any voluntary or involuntary termination of the Participant’s services to the Company for any or no reason, you will deliver to the Participant a certificate or certificates representing the aggregate number of shares held or issued pursuant to the Agreement and not forfeited pursuant to the Forfeiture Restriction set forth in Section 3 of the Agreement.

5.    If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to the Participant, you shall deliver all of the same to the Participant and shall be discharged of all further obligations hereunder.

6.    Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

7.    You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for the Participant while acting in good faith, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

8.    You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

9.    You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

10.    You shall not be liable for the expiration of any rights under any applicable state, federal or local statute of limitations or similar statute or regulation with respect to these Joint Escrow Instructions or any documents deposited with you.

11.    You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

12.    Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be an officer or agent of the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company shall appoint a successor Escrow Agent.

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13.    If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

14.    It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

15.    Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally or sent by facsimile transmission, overnight air courier, or first class certified or registered mail, postage prepaid, and addressed to the parties at the addresses of the parties set forth at the end of these Joint Escrow Instructions or such other address as a party may designate by five (5) days’ advance written notice to the other parties hereto. All notices and communications shall be deemed to have been received unless otherwise set forth herein: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of facsimile transmission, on the date on which the sender receives electronic confirmation that such notice was received by the addressee; (iii) in the case of overnight air courier, on the second business day following the day sent, with receipt confirmed by the courier; and (iv) in the case of mailing by first class certified or registered mail, postage prepaid, return receipt requested, on the fifth business day following such mailing.

16.    By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

17.    This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

18.    These Joint Escrow Instructions shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, excluding that body of law pertaining to conflicts of law.

(Signature Page Follows)

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IN WITNESS WHEREOF, the parties have executed these Joint Escrow Instructions as of the date first written above.

Very truly yours,

ALTRA INDUSTRIAL MOTION CORP.

By:
Name: Carl R. Christenson
Title: Chief Executive Officer

Address:	Altra Industrial Motion Corp. 300 Granite Street, Suite 201 Braintree, MA 02184 Attention: Carl R. Christenson Telecopy No.: (781) 843-0615

PARTICIPANT:

«First_Name» «Last_Name»

Address:    «Street_Address»
«City», «State» «Zip»

ESCROW AGENT:
By:
Name: Glenn Deegan
Title: Secretary, Altra Industrial Motion Corp.

Address:	Altra Industrial Motion Corp. 300 Granite Street, Suite 201 Braintree, MA 02184 Attention: Glenn E. Deegan Telecopy No.: (781) 843-0615

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EXHIBIT C

ELECTION UNDER SECTION 83(b)
OF THE INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to the above-referenced Federal Tax Code, to include in taxpayer’s gross income for the current taxable year, the amount of any compensation taxable to taxpayer in connection with his receipt of the property described below:

1.    The name, address, taxpayer identification number and taxable year of the                     undersigned are as follows:

NAME: «First_Name» «Last_Name»    SPOUSE:

ADDRESS: «Street_Address», «City», «State» «Zip»

IDENTIFICATION NO.:            SPOUSE:

TAXABLE YEAR: «Tax_Year»

2.	The property with respect to which the election is made is described as follows: «RSA_Number_of_Shares» shares (the “Shares”) of the Common Stock of Altra Industrial Motion Corp. (the “Company”).

3.    The date on which the property was transferred is: «Date_of_Grant»

4.    The property is subject to the following restrictions:

The Shares may be forfeited to the Company, or its assignee, on certain events. This right lapses with regard to a portion of the Shares over time.

5.    The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is approximately: $[ ].

6.    The amount (if any) paid for such property is: $0.00 per share.

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property.

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated: ______________________                _________________________________
«First_Name» «Last_Name»